                                                                                                FOR:                                                    REDWOOD EMPIRE BANCORP

                                                                                                APPROVED BY:                                 James Beckwith

                                                                                                                                                            EVP/Chief Operating Officer

                                                                                                                                                            (707) 522-5215

For Immediate Release

REDWOOD EMPIRE BANCORP DECLARES AN INCREASE TO ITS

QUARTERLY CASH DIVIDEND

SANTA ROSA, Calif. (January 6, 2003) -- Redwood Empire Bancorp (NASDAQ: REBC) today announced that its Board of Directors has declared an increase to its quarterly cash dividend to twenty-five cents per share on the Company’s Common Stock.  The dividend is payable on January 30, 2003 to shareholders of record on January 17, 2003.

Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank.  The Company operates through branches in Sonoma, Mendocino and Lake Counties.

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